Exhibit 10.1

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Company Overview September 2013

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Safe Harbor Statement Forward Looking Statements This presentation contains forward-looking statements (statements which are not statements of historical facts). Any statements contained in this presentation that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expects", "plans", "believes", "anticipates", "intends", "estimates", or statements concerning potential opportunities or variations thereof or comparable terminology or the negative thereof should be construed as forward-looking statements involving risks and uncertainties, including without limitation the launch and approval of the potential products described herein and the Company’s results of operations. The Company is also subject to other risks as detailed from time-to-time in the Company’s SEC filings.

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com A Research and Development Company Technologies for: Infection prevention and control in the consumer and healthcare markets Advanced medical wound healing products Products to interdict pathogen transfer Facilitating safety and comfort Adding value to partners products Skin therapy Commercial partners: QMT’s products are safe, cost-effective and easy to use

# World Class Technology



Wood Healing Society

*Blue Ribbon Industrial R&D Awards*

*2006 , 2008, 2010, 2011*

TIME

*Microbe-Busting Bandages*

Innovators Forging the Future



"NIMBUS poses no danger of bacteria developing resistance, or of releasing toxic material into the wound and impeding the healing process. It is a novel technology: bonded and effective even in high concentrations of body fluid."

*-Gregory Schultz, PhD*
*Professor, Institute for Wound Research*
*University of Florida*

*Past President, Wound Healing Society*


ANNUAL ISSUE
TIME
WHAT'S
NEXT!

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© Quick-Med Technologies,Inc.
*Proprietary*
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* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Successful Track Record of Development MultiStat® $ Nimbus® $ Stay Fresh® $

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com The Company’s Products Target Large Markets The global wound care market is $16.8BN and will exceed $21BN in 2015 The global medical textiles market represents another $20BN

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Great Demand for Antimicrobial Solutions Despite considerable attention, hospital infection rates remain alarmingly high Millions of nosocomial infections each year Longer hospital stays, more complications 100,000 deaths in the US annually Over $10 billion in additional costs annually Cost reimbursement no longer allowed by Medicare or insurers “Super-bugs” now a serious community problem in hospitals and the community at large MRSA rates are significant and rising Slow to diagnose, high cost, high fatality rates

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Types of Antimicrobials

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com NIMBUS® and Stay Fresh® are Next Generation Antimicrobials The world’s most advanced antimicrobials Rapid acting and long lasting Control both Gram-positive and Gram-negative bacteria (including MRSA, VRE, and other difficult strains) New level of safety (non toxic, non leaching, non depleting, no bacterial resistance concerns) Highly cost effective; superior to competing technologies Ideally suited for a wide range of health care and consumer applications Quick-Med’s Technologies Destroy the Bacterial Cell Wall

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com NIMBUS® and Stay Fresh® Antimicrobial Competitive Advantage The Company’s products offer superior attributes … Characteristic Quick-Med Silver Triclosan Effectiveness High High Medium Durability High Medium Medium Leaching No Yes Yes Bacterial Resistance Concerns No Documented Documented Economics Low Cost Expensive Medium Cost … while key competitors are receiving increased scrutiny Silver (the major active in medical devices) Triclosan (the major active in consumer products) Impedes wound healing Susceptible to bacterial resistance Growing environmental concerns Toxic to fish; found in 60% of US streams (USGS) Believed to be an endocrine disruptor Found in urine of 75% of population (CDC) Recent congressional action urging regulatory ban

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com NIMBUS® Product Description An FDA-cleared antimicrobial technology designed for a broad array of wound care and other medical applications Based on non-toxic, long chain polymers with high charge density that provide superior efficacy via a physical action on microbes By destroying bacteria at the cellular level it eliminates the risk of developing drug resistance The technology works by creating a non-leaching, permanent bond with a multitude of substrates Significantly lower cost than that of silver-based antimicrobials

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Stay Fresh® Product Description An antimicrobial textile treatment technology for a broad range of medical and consumer textile applications Maintains “full kill” efficacy even after 75 laundering cycles for both Gram-positive and Gram-negative bacteria Highly effective against drug resistant bacteria - even in cold water laundering Stay Fresh® is fungicidal and sporicidal, is safe and environmental friendly and free of organic halogens such as Triclosan or PCBs

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com MultiStat® Product Description Based on Matrix Metalloproteinase Inhibitors (MMPIs), that research has shown plays a key role in numerous skins conditions Demonstrated clinical success in improving the appearance of fine lines and wrinkles resulting from natural aging or sun damage, as well as significant benefits in other skin conditions (roughness or redness) BASF is the exclusive manufacturer and distributor, sold to producers under the name Noctafix™ Major retail brand is Patricia Wexler skin care line of products

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com MultiStat®  Comparative Advantages Performed as well, or better than hydrocortisone in reducing the appearance of aging 15% greater efficacy on pigmentation prevention compared to vitamin C A specific MMP1- and MMP2-inhibiting cosmetic active ingredient, which counter-regulates the damaging effects of UV and smoking on skin Mechanism of action Inhibits the activity of MMP1 and 2 in a close dependent manner Efficacy has been demonstrated in vitro regarding the protection of the basal membrane Takes an innovative path to regulate pigmentation

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Business Model High Margin, Low Infrastructure Strategy R&D to create products Partners for production and distribution Revenues Recurring licensing/royalty fees R&D grants Very Low Cost of Sales No manufacturing No inventory carrying costs SG&A Expenses focused on R&D No end-market sales force Profits Reinvestment To generate new R&D and new products

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com QMT’s three core technology families are MultiStat®, Nimbus® and Stay Fresh® The Company’s strengths are in development of new technologies and new applications of existing technologies QMT works with partners seeking growth through innovation and who can provide strong sales and marketing capabilities Development Strategy

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Partnering Strategy The Company seeks partnerships with enterprises that are seeking technology to enhance and support their market position; ideal partners are: Innovators Have a growth plan Strong sales distribution

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Partnerships are Critical to Marketing Strategy The Company has a strong start in partnering with innovators in key target markets Traditional wound care (Worldwide, except India) – Derma Sciences Traditional wound care (India, CIS countries) – Viridis BioPharma Medical adhesives – Avery Dennison Rayon sports dressing – Biosara Hosiery (US and Canada) – Doris Socks Several contract negotiations or discussions with other potential partners in other attractive markets

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Intellectual Property QMT technologies are protected by patents and patent applications in the United States, Australia, Brazil, Canada, China, Europe, India, Japan, Korea, Mexico, Russia, and South Africa Key competing technologies, triclosan and ionic silver, are off-patent Medical Devices (NIMBUS & NimbuDerm) 11 U.S. and 16 foreign patents granted 1 U.S. and 20 foreign patents pending Granted patents expire in 2019, 2024, 2026, 2028 and 2029 Textiles (Stay Fresh) 1 U.S. patent granted 2 U.S. and 2 foreign patents pending Granted patent expires in 2030

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Research & Development QMT has invested nearly $10 million in research and development activities over the last ten years Core expertise in antimicrobial capabilities and integration into companion product lines Successful commercialization of multiple products with partners Decades of collective design, engineering and development expertise Significant future dividends from continued investment

# Scientific Team

| | |
|---|---|
| **Bernd Liesenfeld, Ph.D**<br>*President* | Joined in 2004. Led the development of the Nimbus technology used the Bioguard line of products licensed to Derma Science. Has been involved in all aspects of commercializing Quick-Med's antimicrobial technologies including biochemistry, regulatory and production development. |
| **William Toreki, Ph.D**<br>*VP, Research & Development* | Joined in 2002. Served as QMT's Chief Scientist. An experienced researcher and inventor with 20 granted US patents. Responsible for the development of *StayFresh*®, Nimbus®, and NimbuDerm™ antimicrobial technologies. |
| **Jerry Olderman, Ph.D**<br>*Director & Scientific Advisor* | Joined in 1997. 45 years of healthcare, and R&D experience. C.R. Bard's Cardiopulmonary Division - Director of R&D; Baxter Healthcare - VP, R&D Pharmaseal Division; Surgikos, VP R&D. PhD, Physical Chemistry, Seton Hall |
| **Greg Shultz, Ph.D.**<br>*Director & Scientific Advisor* | Professor of Obstetrics/Gynecology and Director of the Institute for Wound Research, College of Medicine at the University of Florida. Past President, Wound Healing Society (1999-2001), PhD Biochemistry, Oklahoma State Univ. Post-doc Cell Biology, Yale |
| **Chris Batich, Ph.D.**<br>*Scientific Advisor* | Professor of Biomedical Engineering, and associate Director, Clinical and Translational Science Institute, University of Florida. PhD Organic Chemistry, Rutgers. Post-doc Physical Chemistry, Univ. of Basel |

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* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Board Of Directors Dr. Bernd Liesenfeld, Ph.D. president Joined in 2004. Led the development of the Nimbus technology used the Bioguard line of products licensed to Derma Science. Has been involved in all aspects of commercializing Quick-Med’s antimicrobial technologies including biochemistry, regulatory and production development. Gerald M. Olderman, Ph.D. director He has over 35 years of health care industry experience, including 31 years managing product development teams and 25 years heading research and development for major product divisions at three Fortune 500 companies. Gregory S. Shultz, Ph.D. director Dr. Schultz has served as a Board member and Scientific Advisor since July 2000. Served as President of the Wound Healing Society, and has consulted 12 major biotechnology companies. Professor of Obstetrics/Gynecology and Director of the Institute for Wound Research at the College of Medicine at the University of Florida. Dale Bergman director Mr. Bergman has practiced corporate and securities law for over 25 years, with specialty in advising emerging and mid-market public companies in their growth. Since March 2011, he has been a partner in the Ft. Lauderdale office of Roetzel & Andress, LPA. Mr. Bergman is a member of the Florida and New York bars. Paul Jenssen director CFO since January, 2013. Over 35 years in strategic planning, finance and accounting. Experience includes Jenssen Consulting,  Rothschild North America Investment Bank -CFO/COO and Senior Managing Director, Associated Press - Treasurer and Deloitte Touche.

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Conclusion Quick-Med Technologies, Inc. (QMT) is a research and development company focused on infection prevention and control in the consumer and healthcare markets The Company’s target markets include the wound care and medical textiles markets, which in combination exceed $35BN Commercial partnerships are in place with companies such as Avery Dennison, BASF, Biosara, Derma Sciences and Viridis QMT’s products are safe, cost-effective and easy to use

* © Quick-Med Technologies, Inc. Proprietary www.quickmedtech.com Advanced Technologies for Skin Therapy and Infection Prevention and Control